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                                                                    EXHIBIT 99.2



                      FIRST UNION STUDENT LOAN TRUST 1997-1
                            OFFICER'S CERTIFICATE OF
                               THE MASTER SERVICER




The First National Bank of Chicago          Banker's Trust Company
One First National Plaza, Suite 0126        Four Albany Street
Chicago, IL  60670                          New York, New York  10006
Attn: Corporate Trust Administration        Attn: Corporate Trust & Agency Group
Fax      (312) 407-1708                     Fax      (212) 250-6439

First Union National Bank
100 Fidelity Plaza
North Brunswick, New Jersey 08905
Attn: Robert A. Dressel
Fax      (908) 828-4015


Pursuant to Section 3.09 of the Master Servicing Agreement (the "Master Servicing Agreement"), dated as of July 1, 1997, among First Union Student Loan Trust 1997-1, as issuer (the "Issuer"), First Union National Bank, as master servicer (the "Master Servicer") and administrator (the "Administrator"), and The First National Bank of Chicago, as eligible lender trustee, the undersigned officer hereby certifies that (i) a review of the activities of the Master Servicer from the Closing Date (as defined in the Master Servicing Agreement) through December 31, 1997, and of its performance under the Master Servicing Agreement has been made under the supervision of the undersigned officer, and
(ii) to the best knowledge of the undersigned officer based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement through such period from the Closing Date through December 31, 1997.


                                                 FIRST UNION NATIONAL BANK, as
                                                 Master Servicer


                                                 By: /s/  Steven R. Johnson
                                                     ------------------------
Date: April 29, 1998                             Name:  Steven R. Johnson
                                                 Title:   Vice President